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November 28, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Levcor International, Inc.
     File No. 811-3584

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Levcor International, Inc. dated November 20, 2001, and agree with the statements concerning our Firm contained therein.


Very truly yours,


GRANT THORNTON LLP